Exhibit 10.42

FIRST AMENDMENT TO THE

WPX ENERGY NONQUALIFIED RESTORATION plan

WHEREAS, WPX Energy, Inc. (the “Company”) has entered into that certain Agreement and Plan of Merger with Devon Energy Corporation and East Merger Sub, Inc., pursuant to which the Company will become a wholly-owned subsidiary of Devon Energy Corporation (the “Merger”); and

WHEREAS, the Company’s Compensation Committee has authorized and directed the officers of the Company and of WPX Energy Services Company, LLC (“Services”), as applicable, to prepare and execute amendments to the employee benefit plans and programs maintained by the Company and Services confirming that consummation of the Merger does not modify the eligibility and participation provisions of such plans and programs; and

WHEREAS, Services maintains the WPX Energy Nonqualified Restoration Plan, as amended and restated effective January 1, 2015 (the “Plan”); and

WHEREAS, Services now desires to amend the Plan in accordance with the authorization and direction provided by the Company’s Compensation Committee.

NOW, THEREFORE, in consideration of the premises, the Plan is hereby amended in the following respects, effective as of immediately prior to consummation of the Merger:

1.All provisions of the Plan relating to eligibility and participation, including but not limited to the Plan-defined terms of Affiliate, Company, Eligible Employee, Employer, and Participant, to the extent applicable, shall be interpreted and applied (and, if necessary, are modified) to provide that an individual who is not an employee of Services shall not become eligible to participate in the Plan as a result of the Merger.

2.All other Plan terms and conditions of eligibility and participation shall continue to apply with respect to the Plan; provided, however, this First Amendment shall not in any way modify or reduce the benefits provided under the Plan for individuals who are eligible to participate in the Plan.

3.This amendment does not preclude future amendments to the terms of the Plan including, but not limited to, any future amendments to its eligibility or participation terms, requirements, and limitations.

4.Except as modified herein, the Plan shall remain in full force and effect.

[Signature on following page.]

IN WITNESS WHEREOF, WPX Energy Services Company, LLC has caused this First Amendment to the Plan to be executed this 4th day of January, 2021, effective as hereinbefore provided.

WPX Energy Services Company, LLC

By:	/s/Angela Kouplen

Name:	Angela Kouplen

Title:	Senior Vice President of
Administration and Chief Information
Officer

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